Exhibit 99.4

Key Revisions to Management Compensation Arrangements

The following term sheet sets forth the key revisions to the management compensation arrangements of SAExploration Holdings, Inc. (the “Company”) for Jeff Hastings, Brian Beatty, Brent Whiteley, Mike Scott, Darin Silvernagle and Ryan Abney (each, an “Executive”), which will take effect in connection with the closing of the restructuring transactions of the Company (the “Restructuring”) contemplated by the Exchange Offer Memorandum and Consent Solicitation Statement dated December     , 2017 of the Company (the “Memorandum”) and the Restructuring Support Agreement (the “Agreement”) to which this Exhibit A is attached. Other than with respect to the amendments described below, the employment agreements between the Company and each of the Executives (each, an “Employment Agreement”) will remain in effect in accordance with their terms. It shall be a condition to the Executives’ willingness to enter into the amendments to the Employment Agreements that the Restructuring closes as contemplated by the Memorandum and the Agreement and that a condition to the closing of the Restructuring (including as set forth in the Memorandum) is the entering into of such amendments.

•	Employment Term and Non-Renewal. The Employment Agreements will be amended to extend the current term of each Employment Agreement through December 31, 2020, and to clarify that if the Company gives notice to an Executive that the applicable Employment Agreement will not be renewed pursuant to Section 1 of such Employment Agreement, the post-employment obligations (e.g., the non-competition covenants) set forth in Section 7 or Section 8 of such Employment Agreement, as applicable, will not apply following such Executive’s termination of employment. In the event Executive is offered a renewed Employment Agreement at the same or better terms than the current Employment Agreement and the Executive refuses to renew then the post-employment obligations set for in Sections 7 and 8 shall remain in effect.

•	2017 Annual Bonus. Each Executive’s 2017 annual bonus will be considered earned and will be paid in accordance with past practice when such payment becomes due. The amounts of such annual bonuses will not be affected by the Restructuring.

•	Annual Base Salary and Annual Target Bonus.

•	Amount of Annual Base Salary and Annual Target Bonus. The Employment Agreements will be amended to provide that the annual base salary rate and annual bonus Target Percentages (as defined in the applicable Employment Agreement) set forth in Section 4 of the applicable Employment Agreement shall only be in effect for any calendar year following a calendar year in which the Free Cash Flow (as defined below) equals or exceeds $15,000,000. The Employment Agreements shall be further amended to provide that, in the event that Free Cash Flow for the prior calendar year was less than $15,000,000, each Executive’s annual base salary and annual bonus Target Percentage for the applicable calendar year shall be no less than the annual base salary and annual bonus Target Percentages as set forth in the following table; provided that such annual base salary and annual bonus Target Percentages may, in the discretion of the Company’s Chief Executive Officer and approval of the Compensation Committee, be increased (but in no event decreased):

In the event Free Cash Flow for the prior calendar year was less than $15,000,000:

Executive	Annual Base Salary ($)	Target Bonus (Percentage of Annual Base Salary)
Jeff Hastings	552,780	35%
Brian Beatty	552,780	35%
Brent Whiteley	403,410	30%
Mike Scott	300,600	30%
Darin Silvernagle	262,800	30%
Ryan Abney	193,500	30%

•	Calculating Free Cash Flow.

•	For purposes of the Employment Agreements, Free Cash Flow for any calendar year shall be calculated as the difference between the Company’s adjusted EBITDA for the full calendar year (as determined by the Board of Directors of the Company (the “Board”)) and the Company’s capital expenditures approved by the Board for the following calendar year. For clarification, the approved capital expenditure and the adjusted EBITDA will be amounts approved by the Board in the current fiscal year.

•	The Compensation Committee of the Board may adjust the Free Cash Flow calculation to reflect any actual or projected increases in capital expenditures required to capture business opportunities.

•	The Board will calculate Free Cash Flow for the applicable calendar year following delivery of the Company’s earnings statements for the prior year, but in any event by March of the applicable calendar year. The corresponding determination of each Executive’s annual base salary and annual bonus Target Percentages shall, following such determination, be retroactive to January 1 of such calendar year, and any payments of additional base salary that become due to the Executives for the period of such calendar year preceding the Board’s determination shall be paid to the Executives no later than the first payroll date immediately following the date on which the Board makes such determination.

•	Annual Bonus Criteria. The Executive Goals (as defined in each Employment Agreement) that determine the amount of each Executive’s annual bonus will remain tied to Free Cash Flow targets, EBITDA targets, individual performance targets and health, safety and environment (“HSE”) targets, on the same basis as currently in effect. Each Executive’s individual performance targets and HSE targets for any calendar year shall be set by the Compensation Committee of the Board prior to December 31 of the prior calendar year. The financial targets for determining each Executive’s Free Cash Flow targets and EBITDA targets for any calendar year shall be determined by the Board at its third quarterly meeting of the prior calendar year.

•	Annual Bonus Payment Timing. Each Executive’s annual bonus will be paid in the first pay period following the date of the earnings release for the calendar year to which such annual bonus relates unless an alternative timing of payment is agreed to by the applicable Executive; provided that such annual bonus will in any event be paid in the calendar year following the calendar year to which such bonus relates.

•	LTIP. After the completion of the Restructuring, the Company will adopt a new Long Term Incentive Program (the “LTIP”). Key terms for the LTIP will include the following:

•	Target Value of LTIP Awards. For any calendar year following a calendar year in which the Free Cash Flow was less than $15,000,000, the target aggregate value of the LTIP awards to be granted to each Executive shall be as set forth in the following table:

In the event Free Cash Flow for the prior calendar year was less than $15,000,000:

Executive	Target Aggregate Value of LTIP Awards (Percentage of Annual Base Salary)
Jeff Hastings	60%
Brian Beatty	60%
Brent Whiteley	40%
Mike Scott	35%
Darin Silvernagle	14%
Ryan Abney	12%

For any calendar year following a calendar year in which the Free Cash Flow equals or exceeds $15,000,000, the target aggregate value of the LTIP awards to be granted to each Executive shall be as set forth in the following table

In the event Free Cash Flow for the prior calendar year equals or exceeds $15,000,000:

Executive	Target Value of LTIP Awards (Percentage of Annual Base Salary)[1]
Jeff Hastings	20%
Brian Beatty	20%
Brent Whiteley	13%
Mike Scott	11%
Darin Silvernagle	4.6%
Ryan Abney	3.9%

•	Types of Grants Awarded. LTIP grants shall be made in the form of restricted stock, stock options or other forms of equity compensation. For grants made in 2018, the Executives and the Company will agree to the types and relative amounts of equity awards issuable to each Executive under the LTIP. For 2019 and thereafter, the Board shall determine in its discretion the types and relative amounts of equity awards issuable to each Executive under the LTIP; provided that no less than 50% of the value of the equity awards granted to each Executive under the LTIP for each such year shall be in the form of restricted stock awards.

•	Minimum Grant Thresholds. The minimum aggregate value of LTIP awards granted to each Executive for each year shall be discussed between the Company and the applicable Executive prior to completion of the Restructuring. Such minimum thresholds shall be determined following discussion with the applicable Executive and recommended by the Chief Executive Officer to the Compensation Committee of the Board, which committee shall have final approval of such thresholds.

[1]	The column lists minimum target percentages only. The Compensation Committee will retain the ability to reset the Target Value of LTIP Awards based upon Free Cash Flow generation in excess of the Board approved plan for the year.

•	LTIP Award Criteria. The criteria for determining the actual value of each Executive’s awards under the LTIP for each calendar year shall be the same criteria set by the Compensation Committee of the Board for determining such Executive’s annual cash bonus, which criteria is described above.

•	Vesting of LTIP Grants. Each annual award granted under the LTIP shall vest on the eighteen month anniversary of the date of grant of such award. Notwithstanding the foregoing, all of an Executive’s awards granted under the LTIP will vest in full upon the earlier of (i) such Executive’s attaining the age of 64 years or (ii) a Change of Control (as defined in the applicable Executive’s Employment Agreement.

•	MIP. After the completion of the Restructuring, the Company will adopt a new Management Incentive Program (the “MIP”), substantially similar to the Company’s current Management Incentive Program. Key terms for the MIP will include the following:

•	Types of Grants Awarded. All awards granted under the MIP shall be in the form of restricted stock and restricted stock units pursuant to standard forms of agreement approved by the Company and management.

•	Aggregate Value of MIP Awards. The aggregate number of shares of common stock subject to awards issuable under the MIP shall be equal to 10% of the fully diluted common stock of the Company outstanding as of the date of consummation of the Restructuring, after giving effect to the issuance of all common stock, warrants and other equity-linked securities of the Company. The entire pool of awards under the MIP shall be issued to the Executives on the date of consummation of the Restructuring.

•	Vesting of MIP Grants. Of the pool of common stock reserved for issuance pursuant to MIP awards, 60% of such common stock shall be issued pursuant to MIP awards (the “Initial Awards”) that will vest as follows: 25% of each Initial Award shall vest on the 18-month anniversary of the consummation of the Restructuring, an additional 25% of each Initial Award shall vest on the second anniversary of the consummation of the Restructuring and the remaining 50% of each Initial Award shall vest on the third anniversary of the consummation of the Restructuring, provided the applicable Executive remains employed through each such date. The remaining 40% of such common stock issued pursuant to MIP awards (the “Reserved Awards”) shall be allocated on the recommendation of the chief executive officer and will vest based upon goals set by the Compensation Committee but in all cases the Reserved Awards will fully vest no later than December 31, 2021, provided the applicable Executive remains employed through such date. Notwithstanding the foregoing, all of an Executive’s awards granted under the MIP will vest in full on the earliest to occur of (i) such Executive’s attaining the age of 64 years, (ii) a Change of Control (as defined in the applicable Executive’s Employment Agreement)[2] , (iii) December 31, 2020, if such Executive’s Employment Agreement is not renewed, and (iv) the termination of such Executive’s employment for any reason other than a termination for Cause (as defined in the applicable Executive’s Employment Agreement) or a termination by such Executive without Good Reason (as defined in the applicable Executive’s Employment Agreement).

In the event of a change of control (CIC) where the Executives contract is not renewed, maintained or extended by the surviving entity or the Executive’s position is changed, the executive will be entitled to CIC cash payments pursuant to his contract and to accelerated vesting of granted MIP shares.

[2]	For clarification, in the event of a change of control (CIC) where the executives’ contract is renewed, maintained, or extended by the surviving entity and the Executive’s position is unchanged the Executive will not be entitled to any CIC cash payments pursuant to his contract nor to any accelerated vesting of MIP shares.